Exhibit 10.17
Execution Copy (w/NC)
Class B Common Units
EMPLOYEE EQUITY AGREEMENT
          This EMPLOYEE EQUITY AGREEMENT (this “Agreement”) is made as of March 19, 2010 by and between Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”), and Kenneth desGarennes (“Employee”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.
          WHEREAS, the Company desires to issue to Employee One Million Six Hundred Thousand (1,600,000) of the Company’s Class B Common Units in consideration of certain services rendered by Employee to one or more of the Company’s subsidiaries, upon the terms and subject to the conditions set forth herein and in the LLC Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Issuance.
          (a) Upon the terms and subject to the conditions of this Agreement and the LLC Agreement, on the date of this Agreement, the Company will issue to Employee, in consideration of certain services rendered by Employee to the Company, One Million Six Hundred Thousand (1,600,000) of the Company’s Class B Common Units (the “Employee Units”). Common Unit Threshold B related to such Employee Units shall be $15,000,000.00. Such Employee Units shall receive distributions from the Company pursuant to the LLC Agreement when the aggregate distributions previously made with respect to Issued Common Units pursuant to the LLC Agreement are equal to or greater than such Common Unit Threshold B.
          (b) The Employee Units are being issued as profits interests for federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43 (or pursuant to any subsequent authority) and notwithstanding anything to the contrary in this Agreement or the LLC Agreement, any allocation or distribution pursuant to the LLC Agreement with respect to the Employee Units issued pursuant to this Agreement shall be adjusted to the extent necessary so that such Employee Units shall be treated as profits interests for federal income tax purposes.
          Section 2. Closing Conditions. The obligation of the Company to consummate the transactions contemplated hereby and issue Employee Units hereunder is subject to Employee’s execution and delivery of (i) a counterpart signature to the LLC Agreement and (ii) a Non Disclosure and Developments Agreement.
          Section 3. Representations and Warranties of Employee. In connection with the issuance of the Employee Units hereunder, Employee represents and warrants to the Company as of the date hereof as follows:

          (a) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Employee Units. Employee has reviewed, or has had an opportunity to review a copy of the LLC Agreement.
          (b) Each of this Agreement and the LLC Agreement constitutes the legal, valid and binding obligation of Employee, enforceable against Employee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of this Agreement and the LLC Agreement by Employee does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Employee is a party or any judgment, order, or decree to which Employee is subject.
          (c) As a condition precedent to the issuance of the Employee Units pursuant to this Agreement, Employee shall execute and deliver to the Company and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). Employee understands that under Section 83(b) of the Code, the Treasury regulations promulgated thereunder, and certain IRS administrative announcements (including Revenue Procedures 93-27 and 2001-43), in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of the Employee Units on the date on which any forfeiture restrictions applicable to such Employee Units lapse over the price paid for such units is reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” means the restrictions on transferability, the repurchase and forfeiture provisions and the vesting conditions imposed under Section 5 and Section 6 hereof. Employee understands that (i) in making the 83(b) Election, Employee may be taxed at the time the Employee Units are acquired hereunder to the extent the fair market value of the Employee Units exceeds the purchase price for such units and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the date upon which the Employee Units were issued to Employee hereunder. Employee hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, the Investor Members or any of the their respective affiliates, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing Employee with tax advice regarding the 83(b) Election or any other matter, and the Company and the Investor Members have urged Employee to consult Employee’s own tax advisor with respect to income taxation consequences of purchasing, holding and disposing of the Employee Units; and (z) none of the Company, the Investor Members or any Related Person has advised Employee to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to Employee if the actual fair market value of the Employee Units on the date hereof exceeds the amount specified in the 83(b) Election.
          (d) None of the Company, the Investor Members or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Employee Units to be purchased by Employee. Employee further acknowledges that: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of Employee’s purchase of the Employee Units that the Company, the Investor Members or a Related Person shared with Employee (collectively, “Illustrations”), if any, were purely hypothetical; (ii) none of the Company, the Investor Members or any Related Person intended for Employee to rely upon such Illustrations in the process of making an investment decision, and (iii) Employee has not relied on such Illustrations in the process of making an investment decision.
          Section 4. Representations and Warranties of the Company. In connection with the issuance of the Employee Units hereunder, the Company represents and warrants to Employee as of the date hereof as follows:
          (a) Organization, Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite limited liability company power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and to carry out the transactions contemplated by this Agreement.
          (b) Employee Units Duly Issued. When issued pursuant to this Agreement, all of the Employee Units will be duly authorized, validly issued and will have been issued by the Company in compliance with applicable federal and state securities laws.
          (c) Authorization; No Breach; Consents. The execution, delivery and performance by the Company or its officers of this Agreement and the LLC Agreement and the offer, sale and issuance of the Employee Units hereunder have been duly authorized by the Company. Each of this Agreement and the LLC Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.
          Section 5. Vesting. The Employee Units issued to Employee pursuant to this Agreement will “vest” as provided in this Section 5. The provisions of this Section 5 will be in all respects subject to the provisions of Section 6 below.
          (a) General. The vesting start date is February 22, 2009 (the “Vesting Start Date”). The issuance date is March 19, 2010 (the “Issuance Date”). The vesting end date is February 22, 2013 (the “Vesting End Date”). Subject to Section 5(b) below, (i) on March 19, 2011 (the “First Vesting Date”). 833,333 Employee Units of the Employee Units acquired by Employee hereunder shall vest and become Vested Units and (ii) thereafter, on a monthly basis measured from the First Vesting Date through the Vesting End Date, a number of Employee Units equal to 1/48 of the aggregate number of Employee Units acquired by Employee hereunder shall vest and become Vested Units; provided that all of the Employee Units will immediately vest and become Vested Units five months after the consummation of a Sale of the Company if Employee has remained continuously employed by the Company or any Subsidiary of the Company from the date hereof through the such Sale of the Company is consummated and such Employee does not voluntarily terminate such Employee’s employment with the Company prior to the date five-months after the consummation of the Sale of the Company and (A) all of the consideration paid in respect of such Sale of the Company consists of cash or Marketable Securities, (B) the consideration paid in respect of such Sale of the Company is not all cash or Marketable Securities and the Board determines in the Board’s sole discretion that the Sale of the

Company constituted a Management Control Acquisition or (C) the Board determines in the Board’s sole discretion that the Employee Units shall immediately vest and become Vested Units. As of any date, the term “Vested Units” means the Employee Units that have vested as of such date pursuant to this Section 5 and the term “Unvested Units” means the Employee Units that are not Vested Units as of such date.
          (b) Termination of Vesting. Notwithstanding Sections 5(a) above, if Employee ceases to be employed by the Company or any of its Subsidiaries prior to a Sale of the Company, then vesting will cease, with the effect that from and after the date of such cessation the number of the Employee Units issued to Employee pursuant to Section 1 above that will be Vested Units will be the number of such units that constitute Vested Units as determined pursuant to Section 5(a) above as of the date such employment ceased, whether or not a Sale of the Company occurs thereafter.
          (c) Transfer. Employee may transfer Vested Units or Unvested Units only in accordance with the LLC Agreement and Section 10(b) below. Furthermore, Employee may not agree to offer or sell, grant any call option with respect to, pledge, hypothecate, borrow against, grant a lien, security interest or other encumbrance in or on, dispose of or enter into any swap or derivative transaction with respect to any Vested Unit or Unvested Unit or any interest therein without the prior written consent of the Board. Any attempted or purported transfer, sale, grant, pledge, hypothecation or other agreement in violation of this Agreement shall be void ab initio.
          (d) Rights as a Member. Employee shall be the record owner of the Employee Units until or unless such Employee Units are forfeited or repurchased pursuant to Section 6 below or transferred in accordance with the terms of the LLC Agreement, and as record owner shall be entitled to all rights granted to owners of Common Units.
          Section 6. Repurchase and Forfeiture of Units.
          (a) Repurchase Option. If Employee ceases to be employed by the Company or any of its Subsidiaries (the “Termination” of Employee), the Unvested Units shall automatically, and without any action on the part of the Company, be forfeited and cease to exist as of the date of the Termination, and the Vested Units shall either (i) if such Termination was by the Company for subjection (iv) of the definition of Cause set forth in Section 9 herein, be, automatically, and without any action on the part of the Company, forfeited and cease to exist as of the date of the Termination (ii) if such Termination was by the Company for subjection (i), (ii) or (iii) of the definition of Cause set forth in Section 9 herein, be subject to repurchase by the Company (or its nominee) pursuant to the terms and conditions set forth in this Section 6, or (iii) if such Termination was for any reason other than a Termination by the Company for Cause, be retained by Employee.
          (b) Purchase Price. The purchase price for each Vested Unit shall be the Fair Market Value (as defined below) for such unit as of the date of the Termination. The “Fair Market Value” of any Vested Unit on any date means the amount that would be distributed to the owner of such Vested Unit if the Company were to sell all of its assets for their fair market value, pay its indebtedness and other obligations, and distribute all remaining cash to the Members in accordance with the provisions of the liquidating provisions of the LLC Agreement, all as determined in good faith by the Board.
          (c) Repurchase Procedures. The Company (or its nominee) may elect to purchase all or any portion of the Vested Units by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Vested Units within 90 days following the last day of the Employment Period. The Repurchase Notice shall set forth the number of Vested Units to be acquired from each holder of Employee Units, the aggregate consideration to be paid for such Vested Units and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Company may rescind the Repurchase Notice for any reason (including for no reason at all) without liability to the holders of Employee Units. The Vested Units to be repurchased by the Company shall first be satisfied to the extent possible from the Employee Units held by Employee at the time of delivery of the Repurchase Notice. If the number of Vested Units then held by Employee is less than the total number of Vested Units that the Company has elected to purchase, the Company shall purchase the remaining Vested Units to be purchased from the other holder(s) of Employee Units under this Agreement, pro rata according to the number of Vested Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole units).
          (d) Closing of Repurchase. The closing of the purchase of such Employee Units pursuant to Sections 6(c) above shall take place on the date designated by the Company in the Repurchase Notice. The Company (or its nominee) shall pay for such Employee Units to be purchased by delivery, at the sole option of the Company, of either (i) a check or wire transfer of immediately available funds or (ii) an unsecured promissory note in form and substance reasonably acceptable to the Board and Employee; provided that such promissory note shall (A) accrue interest at the then Applicable Federal Rate as published by the Internal Revenue Service, (B) have a stated maturity of five years, (C) provide that the principal and all accrued interest thereon shall be due and payable in arrears at maturity, (D) allow for voluntary prepayments of principal and interest without penalty or premium and (E) be subordinated to any indebtedness for borrowed money of the Company and its Subsidiaries. In connection with the purchase of Employee Units hereunder, the Company shall be entitled to receive customary representations and warranties from the sellers regarding such sale of units (including representations and warranties regarding good title to such units, free and clear of any liens or encumbrances).
          (e) Termination of Repurchase Option. The right of the Company to repurchase Employee Units pursuant to this Section 6 shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering.
          Section 7. Non-Compete. Employee hereby agrees that during Employee’s employment and for a period of one year after Employee’s Termination, Employee will not directly or indirectly engage or participate in (whether as an employee, consultant, proprietor, partner, director or otherwise) any position (i) of a business development/mergers and acquisitions nature, with any person, firm, corporation or business that engages in owning or operating fiber networks in the United States, or (ii) a sales, sales management, or sales engineering nature if such position involves products or services similar to the Company’s being sold to one or more of the Company’s top 50 customers. Notwithstanding the foregoing, this Section 7 shall not apply (i) in any case where the Termination of Employee by the Company was not for Cause, (ii) at any time after July 31, 2012 or (iii) at any time after 5 months after the Sale of Company shall have been consummated. For avoidance of doubt, this Section 7 will apply in any case where the Employee voluntarily terminates their employment with the Company or where the Employee is terminated with Cause.
          Section 8. Withholding. If the Company or any of its subsidiaries determines in their sole discretion that they are or could be obligated to withhold any tax in connection with the issuance of Employee Units, or in connection with the transfer of, or the lapse of restrictions on the Employee Units, the Company, or the applicable subsidiary, may, in its discretion, withhold the appropriate amount of tax in cash from the Employee’s wages or other remuneration. The Employee further agrees that, if the Company or the applicable subsidiary does not withhold an amount sufficient to satisfy the withholding obligation of the Company or the subsidiary, the Employee will on demand reimburse the Company or the subsidiary in cash for the amount underwithheld.
          Section 9. Definitions.
          “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          “Board” means the board of managers of the Company.
          “Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of Colorado.
          “Cause” means (i) any continued or repeated absence from the Company, unless such absence is (A) in compliance with Company policy or approved or excused by the Board or (B) is the result of Employee’s permitted vacation, illness, disability or incapacity, (ii) use of illegal drugs by Employee or repeated public drunkenness or commission by Employee of any act of moral turpitude, (iii) conviction of, or a plea of guilty or no contest or similar plea with respect to, a felony (other than a driving-related offense, including alcohol-related driving offenses) or (iv) the commission by Employee of an act of fraud or embezzlement.
          “Common Unit Threshold B” has the meaning set forth in the LLC Agreement.
          “Common Units” has the meaning set forth in the LLC Agreement.
          “Code” means the United States Internal Revenue Code of 1986, as in effect from time to time.
          “Employment Period” means the period beginning on the date hereof and ending on the day on which Employee ceases to be employed by the Company or any of its Subsidiaries.
          “Investor Members” has the meaning set forth in the LLC Agreement.

          “Issued Common Units” has the meaning set forth in the LLC Agreement.
          “LLC Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of Communications Infrastructure Investments, LLC, dated as of February 9, 2009, as in effect from time to time.
          “Management Control Acquisition” means a Sale of the Company with respect to which (i) immediately prior to such Sale of the Company, either (A) Dan Caruso is serving the Company as Chief Executive Officer or (B) John Scarano is serving the Company as either Chief Operating Officer or Chief Executive Officer and (ii) after giving effect to the consummation of the Sale of the Company, neither Dan Caruso nor John Scarano is offered the opportunity to serve as the Chief Executive Officer of the combined company resulting from such Sale of the Company.
          “Marketable Securities” means securities of a class listed on a national securities exchange or quoted on Nasdaq or a successor thereof (a) which the holders thereof would have the right to sell in a Public Sale (whether pursuant to Rule 144 or exercise of registration rights or otherwise) within 180 days following their issuance to the holders, disregarding for this purpose any lock-up agreements or other contractual restrictions on transfer and (b) which can be reasonably expected to be able to be sold in Public Sales within 180 days of their issuance without having any material adverse effect upon the market for other securities of the same class.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act.
          “Public Sale” means any sale of securities registered pursuant to a registration statement under the Securities Act or pursuant to the provisions of Rule 144 or Rule 145 adopted under the Securities Act or any substantially equivalent sale made in compliance with successor provisions of the federal securities laws and regulations as amended.
          “Qualified Public Offering” means a Public Offering after which the Company’s common equity securities will be traded on a U.S. national securities exchange or on the NASDAQ Stock Market.
          “Sale of the Company” means any of the following: (a) a merger or consolidation of the Company or its Subsidiaries into or with any other Person or Persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the Members of the Company or the members of its Subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of the Company’s or its Subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a Person or Persons who are not direct or indirect wholly-owned Subsidiaries of the Company acquire all or substantially all of the Company’s or its Subsidiaries’ assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a Public Offering or private offering for the account of the Company or a (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of the Company.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of units entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
          Section 10. Miscellaneous.
          (a) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing between the Company and Employee or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.
          (b) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition to other transfer restrictions set forth in this Agreement and the LLC Agreement, Employee may not transfer any units purchased hereunder until the transferee of such units shall have agreed in writing to be bound by the provisions of this Agreement affecting the units so transferred.
          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          (e) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.
          (f) Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND THE SCHEDULE HERETO), EVEN THOUGH UNDER DELAWARE’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
          (g) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          (h) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:

     If to the Company to:
Communications Infrastructure Investments, LLC
901 Front Street, Suite 200
Louisville, CO 80027
Attention: Chief Financial Officer (CFO)
     with a copy (which will not constitute notice to the Company) to:
Communications Infrastructure Investments, LLC 901
Front Street, Suite 200
Louisville, CO 80027
Attention: General Counsel
     If to Employee to:
          The address listed on the signature page hereto.
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          (i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          (j) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.
          (k) Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY: COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GC & SECTY

EMPLOYEE:
/s/ Kenneth desGarennes
Kenneth desGarennes

Address:	19423 W 52nd Drive Golden, CO 80403

Communications Infrastructure Investments, LLC
Employee Equity Agreement Signature Page

COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
COUNTERPART SIGNATURE PAGE AND
AGREEMENT TO BE BOUND
     The undersigned hereby acknowledges and agrees, as follows:
     1. Acknowledgment. The undersigned hereby acknowledges that the undersigned’s execution of this Counterpart Signature Page and Agreement to be Bound is a condition precedent to the undersigned’s receipt of membership interest units (“Units”) of Communications Infrastructure Investments, LLC (the “Company”), pursuant to the terms of the Company’s Second Amended and Restated Operating Agreement, dated February 9, 2009 (the “Operating Agreement”).
     2. Counterpart Signature Pages. The undersigned hereby acknowledges and agrees that the undersigned’s signature below shall constitute an executed counterpart signature page to the Operating Agreement.
     3. Operating Agreement. The undersigned hereby agrees to be bound by and subject to the terms and conditions of the Operating Agreement.

Dated: 4/15/10	Communications Infrastructure Investments, LLC
	By:	/s/ Scott E. Beer
		Name:	SCOTT E. BEER
		Title:	GC & SECTY

Dated: 4/15/10	Employee
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes